SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 23, 2005
GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31962	20-0611663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13625 California Street, Suite 310, Omaha, Nebraska	68154

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (402) 391-0010
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 21, 2005, Government Properties Trust, Inc. (GPT) entered into a $50 million secured revolving credit facility arranged by Wachovia Capital Markets, LLC. Wachovia Bank, N.A. will serve as administrative agent. This new credit facility replaced GPT’s prior $50 million revolving credit agreement led by First National Bank of Omaha which also is participating in the new credit facility. The term of the credit facility is for three years and may be extended for one additional year. The amount available to be borrowed under the credit facility is based upon the combined value of certain properties as collateral. The initial pool of collateral includes the Niagara Center, Buffalo SSA and Mineral Wells BPD properties. The credit facility will provide GPT funding for future acquisitions and facilitate additional capitalization.
     Borrowings under the credit facility will bear interest at a rate equal to either (a) a base rate determined by the higher of the Prime Rate or the Federal Funds Rate plus 1/2 of 1%, or (b) an applicable margin, based upon GPT’s total indebtedness to total asset value, plus LIBOR. The initial borrowings on the credit facility will be priced at LIBOR plus 1.20%. Payments are interest only through the term of the credit facility and are payable at least quarterly.
     The credit facility is guaranteed by GPT and certain of its subsidiaries and contains financial covenants relating to the maintenance of leverage, fixed charge coverage ratios and tangible net worth. The credit facility also contains affirmative and negative covenants including, among other things, limitations on certain indebtedness, guarantees of indebtedness, level of cash dividends and other transactions as defined in the agreement.
     Wachovia Bank, N.A. and First National Bank of Omaha have performed lending and/or commercial banking services for GPT and its subsidiaries and received customary compensation and reimbursement of expenses for these services.
Item 1.02. Termination of a Material Definitive Agreement
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02. On November 21, 2005, in connection with the credit facility described in Item 1.01, GPT terminated its revolving credit facility dated April 28, 2004, as amended, led by First National Bank of Omaha.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03. The credit facility contains standard provisions relating to default and acceleration of payment obligations upon the occurrence of an event of default. GPT also has an opportunity to increase the credit capacity up to $225 million under certain specified conditions. For further details concerning these conditions, please refer to Section 2.15 of the Credit Agreement included hereto as Exhibit 10.16.

Item 9.01. Financial Statements and Exhibits
     10.16 Credit Agreement dated November 21, 2005 with Wachovia Bank, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES TRUST, INC.

Date: November 23, 2005	By:	/s/ Nancy D. Olson

Nancy D. Olson
Chief Financial Officer and Treasurer